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                                                                      EXHIBIT 21
                      LANIER SUBSIDIARIES (POST SPIN-OFF)

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SUBSIDIARY NAME                                               JURISDICTION OF INCORPORATION         D/B/A
---------------                                               -----------------------------         -----
American Office Systems, Inc.                                 United States - West Virginia
ECCO Parent Limited                                           Ireland
Equipments de Bureau DMD LTEE                                 Canada
Fredal Office Equipment, Inc.                                 Canada
Harris Southwest Properties, Inc.                             United States - Delaware
Lanier (Australia) Pty. Ltd.                                  Australia
Lanier Belgium N.V./S.A.                                      Belgium
Lanier Burosysteme GmbH                                       Austria
Lanier Burosysteme GmbH & Co. KG                              Austria
Lanier CV                                                     Netherlands
Lanier Canada, Inc.                                           Canada
Lanier Colombia, S.A.                                         Colombia
Lanier Ceska Republika, s.r.o.                                Czech Republic
Lanier de Chile, S.A.                                         Chile
Lanier de Costa Rica, S.A.                                    Costa Rica
Lanier de El Salvador, S.A. de C.V.                           El Salvador
Lanier de Guatemala, S.A.                                     Guatemala
Lanier de Panama, S.A.                                        Panama
Lanier Danmark A/S                                            Denmark
Lanier Deutschland GmbH & Co. KG                              Germany
Lanier Deutschland Holding GmbH                               Germany
Lanier Deutschland Verwaltung GmbH                            Germany
Lanier Dominicana, S.A.                                       Dominican Republic
Lanier Espana Holdings S.L.                                   Spain
Lanier Espana S.A.                                            Spain
Lanier Europe AG                                              Switzerland
Lanier Europe B.V.                                            Netherlands
Lanier Financial Services, Inc.                               United States - Georgia
LF, S.A.                                                      France
Lanier Hellas AEBE                                            Greece
Lanier Holding AG                                             Switzerland
Lanier Holding B.V.                                           Netherlands
Lanier Holdings CV                                            Netherlands
Lanier Holdings Pty. Ltd.                                     Australia
Lanier Holdings, Inc.                                         United States - Delaware


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SUBSIDIARY NAME                                               JURISDICTION OF INCORPORATION         D/B/A
---------------                                               -----------------------------         -----
Lanier Hungaria Kft                                           Hungary
Lanier U.K. Holdings Ltd.                                     United Kingdom
Lanier International, Inc.                                    United States - Delaware
Lanier Ireland Limited                                        Ireland
Lanier Italia, S. p. A.                                       Italy
Lanier Leasing, Inc.                                          United States - Delaware
Lanier Litigation Services, Inc.                              United States - Minnesota               Quorum/Lanier
Lanier Luxembourg - S. a. r. l.                               Luxemberg
Lanier Norge A/S                                              Norway
Lanier Pacific Pty. Ltd.                                      Australia
Lanier Professional Services, Inc.                            United States - Delaware
Lanier Puerto Rico, Inc.                                      Puerto Rico
Lanier (Schweiz) AG                                           Switzerland
Lanier Singapore Pte. Ltd.                                    Singapore
Lanier Suomi Oy                                               Finland
Lanier Svenska AB                                             Sweden
Lanier United Kingdom Limited                                 United Kingdom
Maritime Mexico S.A. de C.V.                                  Mexico
Maritime U.S.A., Inc.                                         United States - Nevada
Newex AB                                                      Sweden
Quorum Lanier Philippines, Inc.                               Philippines
Quorum Litigation Services Private Limited                    India
Scotty Center OY                                              Finland
Sigma 6 U.S.A., Inc.                                          United States - Delaware
TAP Technology, Inc.                                          United States - Delaware

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